UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

THE PLAYERS NETWORK
(Exact name of Registrant as specified in its charter)

Nevada	88-0343702
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

4260 Polaris Avenue
Las Vegas, Nevada 89103
(Address of Principal Executive Offices, including ZIP Code)

Amended and Restated 2004 Non-Qualified Stock Option Plan
(Full title of the plan)

Mark Bradley
Chief Executive Officer
Players Network
4260 Polaris Avenue
Las Vegas, Nevada  89103
(Name and address of agent for service)

(702) 895-8884
(Telephone number, including area code, of agent for service)

Copy to:

Mark E. Crone, Esq.
Crone Rozynko, LLP
101 Montgomery Street, Suite 1950
San Francisco, CA  94014

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer,” and smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount of Shares to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
$0.001 par value common stock	3,500,000	$0.13	$455,000	$25.39
TOTALS	3,500,000	$0.13	$455,000	$25.39

(1)
This calculation is made solely for the purposes of determining the registration fee pursuant to the provisions of Rule 457(c) under the Securities Act of 1933, as amended, and is calculated on the basis of the average of the high and low prices reported on the OTC Bulletin Board as of July 17, 2009.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Explanatory note:  This registration statement on Form S-8 registers an additional 3,500,000 shares of common stock of Players Network which may be issued pursuant to the Amended and Restated 2004 Non-Qualified Stock Option Plan (the “Plan”).  Previous registration statement on form S-8 registered 3,500,000 shares (File No. 333-118935) of Common Stock under the Plan is incorporated by reference.

Item 8.	Exhibits

4.1	Amended and Restated 2004 Non-Qualified Stock Option Plan
5.1	Opinion of Counsel
23.1	Consent of Counsel (included in Exhibit 5.1)
23.2	Consent of M&K CPAS, PLLC
23.3	Consent of Weaver and Martin, LLC
24.1	Powers of Attorney (included on signature page)

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, as of July 22, 2009.

PLAYERS NETWORK

By:	/s/ Mark Bradley
Mark Bradley
Cheif	Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

The officers and directors of Players Network whose signatures appear below, hereby constitute and appoint Mark Bradley, and each of them, their true and lawful attorney and agent, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each said attorney and agent, or his substitute, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of July 22, 2009.

/s/ Mark Bradley	Chief Executive Officer and Director
Mark Bradley	(Principal Executive Officer and Principal Financial and Accounting Officer)

/s/ Michael Berk	Director
Michael Berk

/s/ Doug Miller	Director
Doug Miller

/s/ Leonard J. Parisi	Director
Leonard J. Parisi

/s/ John J. English	Director
John J. English